Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Members' and Board of Directors

Mamma’s Best LLC

We have audited the accompanying balance sheets of Mamma’s Best LLC. (the "Company") as of December 31, 2011 and 2010 and the related statements of operations, changes in capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mamma’s Best LLC. as of December 31, 2011 and 2010 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 16, 2012

MAMMA'S BEST, LLC

BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS

Current Assets
Cash	$2,907	$335
Accounts receivable, net	-	52
Inventory	13,251	8,852
Prepaid expenses	-	-

Total current assets	16,158	9,239

Total assets	$16,158	$9,239

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$3,143	$-
Member advances	-	12,310

Total liabilities	3,143	12,310

Commitments and Contingencies	-	-

Members' Equity
Contributed capital	32,310	-
Accumulated deficit	(19,295)	(3,071)

Total members' equity	13,015	(3,071)

Total liabilities and members' equity	$16,158	$9,239

These accompanying notes are an integral part of the financial statements

MAMMA'S BEST, LLC

STATEMENT OF OPERATIONS

	December 31, 2011	December 31, 2010

Revenue

Net sales	$18,769	$17,497
Cost of goods sold	14,298	12,510

Gross margin	4,471	4,987

Expenses

Sales and marketing	11,581	4,267
Other general and adminstrative	9,114	1,433

Total operating expenses	20,695	5,700

Loss from operations	(16,224)	(713)

Net loss	$(16,224)	$(713)

These accompanying notes are an integral part of the financial statements

MAMMA'S BEST, LLC

STATEMENTS OF CASH FLOWS

	December 31, 2011	December 31, 2010
Cash Flows from Operating Activities

Net loss	$(16,224)	$(713)

Adjustments to reconcile net income to net cash provided by operating activities:
Decrease / (increase) in accounts receivable	52	(52)
Increase / (decrease) in accounts payable	3,143	(65)
Increase in inventories	(4,399)	(8,852)

Net cash used in operating activities	(17,428)	(9,682)

Cash Flows from Financing Activities
Proceeds from member advances	19,000	7,310
Contributed capital	1,000	-

Net cash provided by financing activities	20,000	7,310

Net increase (decrease) in cash and cash equivalents	2,572	(2,372)

Cash and cash equivalents at beginning of the period	335	2,707

Cash and cash equivalents at end of the period	$2,907	$335

Supplementary Disclosures of Cash Flow Information

The Company did not pay any interest or taxes for the years ended December 31, 2011 and 2010.

Non-cash Investing and Financing Activities
During the year ended December 31, 2011 member advances of $31,310 were forgiven and converted to contributed capital.

These accompanying notes are an integral part of the financial statements

MAMMA'S BEST, LLC

STATEMENTS OF CHANGES IN CAPITAL

	Units		Contributed	Accumulated	Total
	Number	Amount	Capital	Deficit	Capital

Balance at January 1, 2010	-	$-	$-	$(2,358)	$(2,358)

Net loss				(713)	(713)

Balance December 31, 2010	-	$-	$-	$(3,071)	$(3,071)

Contributed capital			32,310		32,310

Net loss				(16,224)	(16,224)

Balance December 31, 2011		$-	$32,310	$(19,295)	$13,015

These accompanying notes are an integral part of the financial statements

MAMMA’S BEST LLC
Notes to Financial Statements
For the Years Ended December 31, 2011 and 2010

Note 1 – Organization and Basis of Presentation
Mamma’s Best LLC (“Company”) was officially incorporated as a limited liability corporation under the laws of the State of Delaware in December 2011.  The Company’s business operations began in December 2009.

The principal business and purpose of the Company is to produce and sell food products.  These products are available at well-known retail outlets as well as for direct sale on the Company’s website (www.mammasbest.com).  To date, our  food products primarily consist of barbeque sauces and marinades.

The Company’s fiscal year end is December 31 and the accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

Financial statements prepared in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Changes in facts and circumstances may result in revised estimates and actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and short-term investments with original maturities of three months or less at the time of purchase.  Cash equivalents are stated at cost, which approximates market value.  At December 31, 2011 and 2010 the Company did not have any cash equivalents.

Receivables

Accounts receivable consist of amounts due from our distributors.  Accounts receivable are current in nature and the Company has not experienced any material collection issues. The Company’s reserve for bad debts is based on factors including current sales amounts, historical charge-offs and specific accounts identified as high risk. Uncollectible accounts receivable are charged against the allowance for doubtful accounts when reasonable efforts to collect the amounts due have been exhausted.

Financial Instruments

The carrying value of financial instruments, including cash and cash equivalents, receivables, accounts payable and certain accrued liabilities approximate fair value because of the short maturities of these instruments.

Inventories

Inventories are stated at the lower of cost or market using the first-in first-out (“FIFO”) method.  Inventory is produced, bottled, and packed for shipment by a third party manufacturer.  The Company is not required to and has not entered into any firm purchase commitments with manufacturer and orders inventory on a “just-in-time” basis.

Revenue Recognition

The Company recognizes revenues upon delivery of goods to a customer.  This is generally the point at which title and risk of loss is transferred, and when payment has either been received or collection is reasonably assured.  Revenues are recorded net of applicable incentives and promotions and include all shipping and handling costs passed to customers.

The Company provides an allowance for sales returns based upon estimated and known returns.  Product returns are recorded as a reduction of net revenues and as a reduction of the accounts receivable balance.  When all revenues are collected within the same period, resulting no outstanding receivables at the balance sheet date, the allowance is reclassified to current liabilities.  Since its inception, the Company has had a de minimis amount of its products returned.

Cost of Goods Sold

The Company’s cost of goods sold includes all production and handling costs to produce its products in cost of goods sold.  The Company has not incurred material shipping and handling costs to date.

Selling, General, and Administrative Expenses

Marketing – The Company promotes its products with trade promotions and other product demonstrations. These programs include in-store display incentives and volume-based incentives. The Company expenses advertising costs either in the period the advertising first takes place or as incurred. Consumer incentive and trade promotion activities are recorded as a reduction to revenues.  All marketing costs are recorded as an expense in the year incurred.

Income Taxes

The Company is not subject to federal income tax because its income and losses are includable in the tax returns of its members, but may be subject to certain state taxes. The Financial Accounting Standards Board (FASB) has provided guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the entity's tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained "when challenged" or "when examined" by the applicable taxing authority.

For 2011 and 2010, management has determined that there are no material uncertain income tax positions.  Tax years that remain subject to examination are years 2009 and forward.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that are expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Note 3 – Inventory

The Company’s inventory is stated at the lower of cost or market using the FIFO method.  The Company has entered into third party production agreements on as need basis, correspondingly, there are no purchase commitments related to inventory.  As of December 31, 2011 and 2010 the Company had finished goods inventory valued at $13,251 and $8,852, respectively.  Periodic reviews for obsolescence are performed and applicable reserves are recognized.  For the years ended December 31, 2011 and 2010 no reserves for obsolete inventory were recognized.

Note 4 – Related Party Transactions

During the year ended December 31, 2010 the Company’s working capital needs were primarily funded by member advances.  These advances totaled $12,310 as of December 31, 2010.

For the year ended December 31, 2011 the Company’s members provided $20,000 in additional working capital.  As of December 31, 2011 the Company’s members forgave loans in the aggregate of $31,310.  In addition, capital contributions of $1,000 were made by the members.  These transactions resulted in contributed capital of $32,310 as of December 31, 2011.

Note 5 – Concentrations

Customers

The Company’s three largest customers accounted for approximately 46%, 28% and 16% of net revenues, respectively, for the year ended December 31, 2011 and approximately 33%, 33%, and 18% respectively, for the year ended December 31, 2010.

Vendor

For the periods presented, the Company’s product line was produced, bottled, and packaged by one vendor.  The Company has alternatives for these services, and no firm purchase commitments have been entered into with this vendor.

Note 6 – Subsequent Events

On March 13, 2012 the Company entered into a Share Exchange Agreement with Versant International, Inc., a publicly reporting company.

In accordance with the terms of the Share Exchange Agreement, 10,000,000 shares of Class B common stock of Versant International, Inc. were issued in exchange for all of the outstanding ownership units (40,000,000 units) of Mamma’s Best on the date of closing.